UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2015 (June 9, 2015)
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointment

On June 9, 2015, William Apfelbaum was elected to the board of directors of OUTFRONT Media Inc. (the “Company”) as a Class II director, to serve for the remainder of the full Class II term, or until his resignation or removal.  On June 9, 2015, Mr. Apfelbaum was appointed to serve as a member of the Compensation Committee of the Company’s board of directors (the “Compensation Committee”). There is no arrangement or understanding with any person pursuant to which Mr. Apfelbaum was appointed as a member of the Company’s board of directors. In accordance with the Company’s compensation policy for non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2015, and as updated by the 2015 director compensation arrangements and revised director equity compensation terms and conditions, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference, Mr. Apfelbaum will receive an annual cash retainer of $70,000 for service on the Company’s board of directors, $10,000 for service on the Compensation Committee, and an annual equity grant under the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Amended and Restated Omnibus SIP”) in the form of restricted share units (“RSUs”) valued at $120,000.

In addition to the compensation that Mr. Apfelbaum will receive in connection with his appointment as a member of the Company’s board of directors, the Company has entered into its standard form of indemnification agreement with Mr. Apfelbaum. A form of indemnification agreement was previously filed with the SEC on February 18, 2014 as Exhibit 10.5 to the Company’s Registration Statement on Form S-11 (File No. 333-189643).

Mr. Apfelbaum is the sole member of First Trilogy LLC (“First Trilogy”), which provided finders and consulting services to Videri Inc. (“Videri”) in connection with Videri and an affiliate of Videri entering into a Development and License Agreement (the “License Agreement”) with the Company on December 1, 2014. Pursuant to the License Agreement, the Company agreed to issue approximately 926,616 shares of the Company’s common stock (valued at $25.0 million based on an agreed price under the License Agreement) to Videri and an affiliate of Videri, upon the satisfaction of certain milestones. To date, the Company has issued approximately 365,086 shares of its common stock to Videri and an affiliate of Videri, and invested $3.0 million in Videri for a minority interest. Pursuant to First Trilogy’s finder’s and consulting agreement with Videri, First Trilogy is entitled to receive approximately 46,330 shares of the Company’s common stock from Videri (which equals approximately $1.3 million based on the closing price of the Company’s common stock on the New York Stock Exchange on June 2, 2015), as a finder’s fee, of which approximately 18,253 shares have been issued to First Trilogy as of the date hereof, and is entitled to receive a portion of the free cash flow, if any, that Videri receives from the project under the License Agreement in the future.

Stockholder Approval of Compensation Plans

As described in Item 5.07 below, at the Company’s 2015 Annual Meeting of Stockholders held on June 9, 2015, the Company’s stockholders approved the Amended and Restated Omnibus SIP and the OUTFRONT Media Inc. Amended and Restated Executive Bonus Plan (the “Amended and Restated Bonus Plan”). The Amended and Restated Omnibus SIP and the Amended and Restated Bonus Plan were previously approved by the Company’s board of directors on February 19, 2015, and are substantially similar to the prior versions of such plans, except as further described below.

The Amended and Restated Omnibus SIP authorizes the Compensation Committee to provide equity-based compensation in the form of a variety of awards including stock options, stock appreciation rights, restricted shares, RSUs, shares of Company common stock, dividend equivalents, performance awards and other awards for the purposes of providing non-employee directors, officers, employees and certain individual consultants and individual advisors providing services to the Company and Company subsidiaries incentives and rewards for performance. Stockholder approval of the Amended and Restated Omnibus SIP is considered stockholder approval of the material terms for “qualified performance-based compensation” under the Amended and Restated Omnibus SIP for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

The Amended and Restated Omnibus SIP is substantially similar to the prior version of the plan, except that the Amended and Restated Omnibus SIP:

•
Adds the following performance metrics that may be used for “qualified performance-based compensation” awards for purposes of Section 162(m), which new metrics were not included in the prior version of the plan: (1)

operational cash flow; (2) net profit; (3) net income; (4) return on equity after tax; (5) return on equity before tax; (6) return on capital employed; (7) net operating profit before tax; (8) economic value added; (9) expense or cost levels; and (10) bank debt or other long-term or short-term public or private debt or other similar financial obligation levels;

•	Includes a definition of “change in control,” which is considered a best practice by institutional shareholder advisory firms; and

•
Revises the anti-repricing provisions of the prior version of the plan regarding the ability of the Compensation Committee to reprice stock options without stockholder approval to clarify that a “repricing” will also include the cancellation of stock options in exchange for cash.

As a result, under the Amended and Restated Omnibus SIP, the management objectives applicable to performance awards intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) must relate to specified amounts, targets or objectives related to one or more of the following metrics: operating income before depreciation and amortization; operating income; free cash flow; operational cash flow; net earnings; net earnings from continuing operations; earnings per share; earnings before interest, taxes, depreciation and amortization; revenue; net revenue; net profit; net income; funds from operations; adjusted funds from operations; total shareholder return; share price; return on equity after tax; return on equity before tax; return in excess of cost of capital; profit in excess of cost of capital; return on assets; return on invested capital; return on capital employed; net operating profit after tax; net operating profit before tax; operating margin; profit margin; economic value added; expense or cost levels; bank debt or other long-term or short-term public or private debt or other similar financial obligation levels; or any combination of these metrics.

The Amended and Restated Bonus Plan is the plan through which the Company provides annual cash bonuses to its executive officers and certain of its other executives. Stockholder approval of the Amended and Restated Bonus Plan is considered stockholder approval of the material terms for “qualified performance-based compensation” under the Amended and Restated Bonus Plan for purposes of Section 162(m).

The Amended and Restated Bonus Plan is substantially similar to the prior version of the plan, except that the Amended and Restated Bonus Plan:

•
Adds the following performance metrics that may be used for “qualified performance-based compensation” awards for purposes of Section 162(m), which new metrics were not included in the prior version of the plan: (1) operational cash flow; (2) earnings per share from continuing operations; (3) earnings before any one or more of interest, taxes, depreciation and amortization; (4) net profit; (5) net income; (6) return on equity after tax; (7) return on equity before tax; (8) return on capital employed; (9) net operating profit before tax; (10) economic value added; (11) expense or cost levels; and (12) bank debt or other long-term or short-term public or private debt or other similar financial obligation levels;

•
Decreases the maximum limit on the amount of the award that may be paid to a participant under the Amended and Restated Bonus Plan during any fiscal year from (1) the lesser of (A) $25 million and (B) eight times the participant’s base salary at the beginning of the performance period to (2) the lesser of (A) $15 million and (B) eight times the participant’s base salary at the beginning of the performance period;

•
Clarifies provisions regarding the items that may be included or excluded in evaluating whether the applicable performance goals for an award have been achieved (for example, the Compensation Committee may include or exclude certain items that may occur during any fiscal year, including, but not limited to, asset write downs, litigation or claim judgments or settlements, and acquisitions and divestitures); and

•	Provides that a participant must be employed by the Company on the date the payment of the award is made, unless the Compensation Committee specifies otherwise.

As a result, under the Amended and Restated Bonus Plan, the management objectives applicable to performance awards intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) must be based on one or more of the following metrics: operating income before depreciation and amortization; operating income; free cash flow; operational cash flow; net earnings; net earnings from continuing operations; earnings per share; earnings per share from continuing operations; earnings before any one or more of interest, taxes, depreciation and amortization; revenue; net revenue; net profit; net income; funds from operations; adjusted funds from operations; total shareholder return; share price; return on equity after tax; return on equity before tax; return in excess of cost of capital; profit in excess of cost of capital;

return on assets; return on invested capital; return on capital employed; net operating profit after tax; net operating profit before tax; operating margin; profit margin; economic value added; expense or cost levels; bank debt or other long-term or short-term public or private debt or other similar financial obligation levels; or any combination of these metrics.

The foregoing summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Omnibus SIP and the Amended and Restated Bonus Plan, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders on June 9, 2015. At the annual meeting, the Company’s stockholders voted for (1) the re-election of three incumbent directors, Manuel A. Diaz, Peter Mathes and Susan M. Tolson, to the Company’s board of directors; (2) the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2015; (3) the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers; (4) holding the non-binding advisory vote to approve the compensation of the Company’s named executive officers every year; (5) the approval of the Amended and Restated Omnibus SIP; and (6) the approval of the Amended and Restated Bonus Plan. The final voting results on each of the matters submitted to a vote of stockholders at the annual meeting of stockholders were as follows:

(1) Election of Three Class I Director Nominees

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Manuel A. Diaz	116,302,737	1,803,291	6,708,968
Peter Mathes	117,165,871	940,157	6,708,968
Susan M. Tolson	99,232,010	18,183,018	6,708,968

(2) Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,200,213	604,050	10,733	—

(3) Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,223,550	13,838,139	44,339	6,708,968

(4) Determination, on a non-binding advisory basis, as to whether a non-binding advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.

For 1 Year	For 2 Years	For 3 Years	Abstentions	Broker Non-Votes
106,685,649	213,054	10,805,764	401,561	6,708,968

(5) Approval of the Amended and Restated Omnibus SIP.

Votes For	Votes Against	Abstentions	Broker Non-Votes
115,875,901	2,188,879	41,248	6,708,968

(6) Approval of the Amended and Restated Bonus Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
116,541,151	1,526,493	38,384	6,708,968

In light of the voting results with respect to the frequency of holding a non-binding advisory vote on executive compensation, the Company’s board of directors has determined that the Company will hold future non-binding advisory votes of stockholders to approve the compensation of the Company’s named executive officers every year until the next non-binding advisory vote of stockholders on the frequency of stockholder votes on executive compensation, or until the Company’s board of directors otherwise determines a different frequency for such non-binding advisory votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Summary of Compensation for Outside Directors, effective June 9, 2015 and July 1, 2015.

10.2	Form of Certificate and Terms and Conditions for Restricted Share Units Awards with Time Vesting for Directors granted under the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan.

10.3
OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, File No. 001-36367).

10.4
OUTFRONT Media Inc. Amended and Restated Executive Bonus Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, File No. 001-36367).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: June 11, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Summary of Compensation for Outside Directors, effective June 9, 2015 and July 1, 2015.

10.2	Form of Certificate and Terms and Conditions for Restricted Share Units Awards with Time Vesting for Directors granted under the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan.

10.3
OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, File No. 001-36367).

10.4
OUTFRONT Media Inc. Amended and Restated Executive Bonus Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, File No. 001-36367).